News Release

PolyOne Announces First-quarter 2008 Results

•	Revenues increase 8.5 percent to $713.7 million
•	Earnings quality improves significantly as Specialty platform income nearly triples
•
First-quarter 2008 earnings decline by $0.01 per share, with Specialty platform income growth largely mitigating a $13.3 million year-over-year decline in Geon Performance Polymers (formerly Vinyl Business) segment income

•	Company expects full-year 2008 earnings growth

CLEVELAND - May 6, 2008 - PolyOne Corporation (NYSE: POL), a leading global provider of specialized polymer materials, services and solutions, today reported first-quarter revenues of $713.7 million, an 8.5 percent increase compared with revenues of $657.8 million in the first quarter of 2007. This increase includes benefits from the GLS acquisition and the translation effect of foreign currencies.

Net income was $6.5 million, or $0.07 per diluted share, for the first quarter of 2008 compared with $7.4 million, or $0.08 per diluted share, for the first quarter of 2007. Included in the results for both periods are special items equating to $0.01 per share (see Attachment 5).

On a comparable basis, after adjusting for special items, PolyOne reported $0.08 earnings per share in the first quarter of 2008 compared with $0.09 per share in the first quarter of last year.

Also included in first-quarter 2008 earnings is a $1.6 million, or $0.01 per share, one-time purchase accounting charge related to the GLS acquisition. After adjusting for this additional item, year-over-year earnings were flat despite slowing demand in such key end markets as housing and automotive, as well as escalating raw material and energy costs during the 2008 first quarter.

“I am pleased the PolyOne team successfully overcame a $13.3 million year-over-year operating income decline in our Geon Performance Polymers business, enabling the Company to maintain flat earnings this quarter compared with the same quarter last year,” Chairman, President and Chief Executive Officer Stephen D. Newlin said. “The near tripling of our Specialty platform operating income - driven by organic earnings more than doubling and augmented by the GLS acquisition - offers further evidence that a meaningful shift in our earnings base is well under way. For the quarter, our Specialty platform earnings represented over 40 percent of total operating income from all segments.”

Newlin continued, “This performance, amid some of the toughest business conditions in a generation, clearly demonstrates our progress in executing our strategy and improving our earnings stream to one that is derived from a higher-quality, sustainable business mix, and building a platform that is separate from our historically cyclical end markets. Our success this year will depend on our cost management efforts and our ability to grow profitably by improving our sales mix and closing on new business. The successful execution of these initiatives gives us confidence that we will deliver growth in the near term and be able to accelerate this growth when the economy improves over the longer term.”

PolyOne’s Segments and Platforms

In the first quarter of 2008, PolyOne introduced Specialty Engineered Materials, a new reportable segment that comprises the former North American Engineered Materials business and GLS. The segment’s name reflects the strategic shift toward specialization that the engineered materials business has undergone.

In April, PolyOne renamed its Vinyl Business segment Geon Performance Polymers, building upon Geon’s renowned global brand, which is synonymous with excellence, quality and reliability.

PolyOne now has five reportable segments: Specialty Engineered Materials, Geon Performance Polymers, International Color and Engineered Materials, PolyOne Distribution, and Resins and Intermediates. In addition, PolyOne reports an All Other category which now includes North American Color and Additives, Producer Services, and Specialty Inks and Polymer Systems.

The Company frequently discusses its businesses in terms of three strategic platforms. The Specialty platform comprises International Color and Engineered Materials, Specialty Engineered Materials, North American Color and Additives, and Specialty Inks and Polymer Systems. The second platform is PolyOne Distribution. The third platform is the renamed Performance Products and Solutions, formerly known as the General Purpose platform, which consists of Geon Performance Polymers, Producer Services and Resins and Intermediates. This renaming better reflects PolyOne’s mandate to understand customer needs and provide them with unmatched, value-added services and solutions.

Outlook

The Company anticipates continued economic uncertainty as well as volatile raw material and energy costs. Based on early results, PolyOne anticipates second-quarter 2008 sales growth of approximately 6 percent to 8 percent, including organic sales growth in the low single digits, despite weak demand trends in the North American residential construction and automotive markets.

Geon Performance Polymers segment sales are expected to show sequential improvement from the first quarter, but decline 9 percent to 12 percent from the second quarter of 2007. International demand generally remains intact, although select pockets of softening are evident with customers who primarily export to North America.

Margin improvements in the Specialty and PolyOne Distribution platforms are expected to drive operating income growth for these platforms in excess of second-quarter 2007 levels. The Performance Products and Solutions platform operating margin is projected to increase sequentially, but remain below the year-ago level due to continued weak end-market demand. SunBelt Chlor-Alkali earnings are expected to be lower compared with second-quarter 2007 and first-quarter 2008 results, due to low incremental chlorine demand outweighing benefits from higher caustic pricing.

Based on these projections, PolyOne expects second-quarter 2008 earnings before special items to approach the level of second-quarter 2007 earnings before special items, and to increase sequentially versus first-quarter 2008 results.

For full-year 2008, based upon current North American demand levels, PolyOne has modified its projected sales growth to 7 percent to 10 percent, from the Company’s prior estimate of 10 percent to 12 percent. The Company continues to anticipate positive year-over-year earnings growth in 2008; however, the distribution of quarterly earnings is expected to be more heavily weighted toward the second half of the year.

First-quarter 2008 Earnings Release and Conference Call

PolyOne will host a conference call at 9:00 a.m. Eastern time on Wednesday, May 7, 2008. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 77320730, conference topic: First-quarter 2008 PolyOne Earnings Conference Call. The replay number is 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 99544252. The call will be broadcast live and then be available via replay until Wednesday, May 14, 2008, on the Company’s Web site at www.polyone.com.

About PolyOne

PolyOne Corporation, with annual revenues of more than $2.7 billion, is a leading global provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our new website at www.polyone.com.

NOTE: PolyOne also will be issuing news about the transition of its chief financial officer position in a separate release this evening.

# # #
Contact:
W. David Wilson
Senior Vice President & Chief Financial Officer
440-930-3204

Use of Non-GAAP Financial Measures

This earnings release includes and the conference call will include the use of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. The non-GAAP financial measures are: operating cash flow, operating income (loss) before special items and per share impact of special items; and sales, gross margin as adjusted and operating income for each of the Specialty, PolyOne Distribution (gross margin as adjusted only) and Performance Products and Solutions platforms. The most directly comparable GAAP financial measures are: net cash provided (used) by operating activities, operating income (loss) and income (loss) per share and gross margin.

PolyOne’s chief operating decision makers use these financial measures to monitor and evaluate the ongoing performance of the Company and each business segment and to allocate resources. In addition, operating income before special items and operating cash flow are components of various PolyOne annual and long-term employee incentive plans.

Tables included in this earnings release reconcile each non-GAAP financial measure with the most directly comparable GAAP financial measure (Attachments 7 & 8) and provide detail about special items (Attachment 5). Also attached are certain financial schedules and a summary of unaudited segment results.

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. In particular, these include statements relating to future actions; prospective changes in raw material costs, product pricing or product demand; future performance; results of current and anticipated market conditions and market strategies; sales efforts; expenses; the outcome of contingencies such as legal proceedings; and financial results. Factors that could cause actual results to differ materially include, but are not limited to:

•
the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks;

•	changes in polymer consumption growth rates within the U.S., Europe or Asia or other countries where PolyOne conducts business;
•
changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online in the polyvinyl chloride (PVC), chlor-alkali, vinyl chloride monomer (VCM) or other industries in which PolyOne participates;

•	fluctuations in raw material prices, quality and supply and in energy prices and supply, in particular fluctuations outside the normal range of industry cycles;
•	production outages or material costs associated with scheduled or unscheduled maintenance programs;

•	the cost of compliance with environmental laws and regulations, including any increased cost of complying with new or revised laws and regulations;
•
unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters, including any developments that would require any increase in our costs and/or reserves for such contingencies;

•
an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to PolyOne’s specialization strategy, operational excellence initiatives, cost reductions and employee productivity goals;

•	an inability to raise or sustain prices for products or services;
•	an inability to maintain appropriate relations with unions and employees in certain locations in order to avoid business disruptions;
•	any change in any agreements with product suppliers to PolyOne Distribution that prohibits PolyOne from continuing to distribute a supplier’s products to customers;
•	the ability to successfully integrate GLS;
•	the ability to successfully integrate Ngai Hing PlastChem, and
•	other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider any list to be a complete set of all potential risks or uncertainties. (Ref. #32108)

####

Attachment 1
Supplemental Information

First Quarter Summary of Consolidated Operating Results (Unaudited)
(In millions, except per share data)

	1Q08	1Q07	4Q07

Operating results:
Sales	$713.7	$657.8	$631.3

Operating income	20.1	26.5	18.6

Net income	6.5	7.4	7.1

Earnings per common share:
Basic and diluted earnings per share	$0.07	$0.08	$0.08

Total per share impact of special items after tax (1):	$(0.01)	$(0.01)	$(0.01)

(1)
“Special items” is a non-GAAP financial measure. A discussion is at the end of this release regarding the use of non-GAAP financial measures. A definition and a list of “special items” appear in Attachment 5.

Attachment 2

PolyOne Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2008	2007
Sales	$713.7	$657.8
Operating costs and expenses:
Cost of sales	617.4	563.6
Selling and administrative	68.5	60.1
Depreciation and amortization	15.8	14.1
Income from equity affiliates and minority interest	8.1	6.5
Operating income	20.1	26.5
Interest expense	(9.2)	(15.3)
Interest income	0.8	0.9
Other expense, net	(2.0)	(0.9)
Income before income taxes	9.7	11.2
Income tax expense	(3.2)	(3.8)
Net income	$6.5	$7.4

Basic and diluted earnings per common share	$0.07	$0.08

Weighted average shares used to compute earnings per share:
Basic	92.9	92.6
Diluted	93.3	93.0

Dividends declared per share of common stock	$—	$—
Equity earnings recorded by PolyOne
SunBelt	$7.2	$7.0
OxyVinyls	—	(1.3)
Other equity affiliates	0.9	0.9
Minority interest	—	(0.1)
Income from equity affiliates and minority interest	$8.1	$6.5

Attachment 3

PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	March 31,	December 31,
	2008	2007

Assets
Current assets:
Cash and cash equivalents	$59.2	$79.4
Accounts receivable, net	324.6	340.8
Inventories	273.5	223.4
Deferred income tax assets	20.5	20.4
Other current assets	22.3	19.8
Total current assets	700.1	683.8
Property, net	468.9	449.7
Investment in equity affiliates	27.1	19.9
Goodwill	333.1	288.8
Other intangible assets, net	72.1	6.7
Deferred income tax assets	66.0	69.9
Other non-current assets	64.2	64.2
Total assets	$1,731.5	$1,583.0

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term bank debt	$89.6	$6.1
Accounts payable	307.2	250.5
Accrued expenses	95.7	94.4
Current portion of long-term debt	22.7	22.6
Total current liabilities	515.2	373.6
Long-term debt	309.1	308.0
Post-retirement benefits other than pensions	79.9	81.6
Pension benefits	78.4	82.6
Other non-current liabilities	86.6	87.8
Total liabilities	1,069.2	933.6
Shareholders’ equity	662.3	649.4
Total liabilities and shareholders’ equity	$1,731.5	$1,583.0

Attachment 4

PolyOne Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended
	March 31,
	2008	2007
Operating Activities
Net income	$6.5	$7.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.8	14.1
Charges for environmental remediation	1.6	1.0
Cash payments for environmental remediation	(2.3)	(1.5)
Deferred income tax (benefit) provision	(0.6)	1.1
Stock compensation expense	0.8	0.2
Companies carried at equity and minority interest:
Income from equity affiliates and minority interest	(8.1)	(6.5)
Dividends and distributions received	0.9	0.2
Contributions to pensions and other post-retirement plans	(6.7)	(2.8)
Change in assets and liabilities:
Accounts receivable	(49.6)	(58.2)
Inventories	(28.5)	(4.9)
Accounts payable	45.6	44.1
Increase in sale of accounts receivable	86.6	—
Accrued expenses and other	(4.9)	9.6
Net cash provided by operating activities	57.1	3.8

Investing Activities
Capital expenditures	(8.4)	(7.5)
Business acquisitions, net of cash acquired	(150.0)	—
Proceeds from sale of assets	—	4.0
Net cash provided by investing activities	(158.4)	(3.5)

Financing Activities
Change in short-term debt	81.9	0.1
Repayment of long-term debt	(0.7)	(0.7)
Proceeds from exercise of stock options	—	0.3
Net cash provided (used) by financing activities	81.2	(0.3)

Effect of exchange rate changes on cash	(0.1)	0.9
Increase (decrease) in cash and cash equivalents	(20.2)	0.9
Cash and cash equivalents at beginning of period	79.4	66.2
Cash and cash equivalents at end of period	$59.2	$67.1

Attachment 5

Summary of Special Items (Unaudited)
(In millions, except per share data)

“Special items” include charges related to specific strategic initiatives such as: the consolidation of operations; restructuring activities, including employee separation costs resulting from personnel reduction programs, plant closure and phaseout costs; executive separation agreements; asset impairments; environmental remediation costs for facilities no longer owned or closed in prior years; gains and losses on the divestiture of joint ventures and equity investments; adjustments to reflect a tax benefit on domestic losses; and deferred tax valuation allowances on domestic operating income.

Special items	1Q08	1Q07	4Q07

Charge related to sale of former investment in OxyVinyls (1)	$—	$—	$(0.4)
Environmental remediation costs (2)	(1.6)	(1.0)	(1.3)
Impact on operating income and income before taxes	(1.6)	(1.0)	(1.7)

Income tax benefit on above items	0.6	0.3	0.6
Impact on net income	$(1.0)	$(0.7)	$(1.1)

Per diluted share impact	$(0.01)	$(0.01)	$(0.01)

(1)	Charge related to costs associated with sale of OxyVinyls.
(2)	Environmental remediation costs for facilities either no longer owned or closed in prior years.

Summary of Purchase Accounting Related Adjustments (Unaudited)
(In millions, except per share data)

Non-recurring purchase accounting related adjustment recognizing the excess of fair value above the carrying value of acquired GLS inventory was recorded in Cost of sales within Corporate and eliminations.

Purchase accounting adjustments	1Q08	1Q07	4Q07

Recognition of inventory step-up associated with GLS acquisition	$(1.6)	$—	$—
Impact on operating income and income before taxes	(1.6)	—	—

Income tax benefit on above items	0.6	—	—
Impact on net income	$(1.0)	$—	$—
Per diluted share impact	$(0.01)	$—	$—

Attachment 6

Business Segment Operations (Unaudited)
(In millions)

Operating income at the segment level does not include: corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; charges related to specific initiatives, such as the consolidation of operations; restructuring activities, including employee separation costs resulting from personnel reduction programs, plant closure and phaseout costs; executive separation agreements; share-based compensation costs; asset impairments; environmental remediation costs for facilities no longer owned or closed in prior years; gains and losses on the divestiture of joint ventures and equity investments; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in “Corporate and eliminations.”

Business Segments	1Q08	4Q07	3Q07	2Q07	1Q07	2007Y	2006Y

Sales:
Geon Performance Polymers	$223.0	$212.0	$235.5	$252.4	$233.1	$933.0	$1,025.1
International Color and Engineered Materials	165.2	146.9	147.4	150.3	144.0	588.6	510.7
PolyOne Distribution	201.1	184.0	185.8	190.1	184.4	744.3	732.8
Specialty Engineered Materials	64.5	28.7	31.8	31.4	32.4	124.3	113.3
All Other	94.7	87.4	97.7	101.1	99.9	385.8	394.2
Corporate and eliminations	(34.8)	(27.7)	(33.4)	(36.5)	(36.0)	(133.3)	(153.7)
Sales	$713.7	$631.3	$664.8	$688.8	$657.8	$2,642.7	$2,622.4

Operating income (loss):
Geon Performance Polymers	$7.1	$3.0	$10.8	$16.6	$20.4	$50.8	$68.5
International Color and Engineered Materials	7.8	4.8	6.5	7.8	6.0	25.1	20.6
PolyOne Distribution	5.5	5.7	5.3	6.5	4.6	22.1	19.2
Specialty Engineered Materials	2.9	(1.0)	−	(0.3)	(0.9)	(2.2)	(2.4)
Resin and Intermediates	5.9	8.4	11.2	10.9	4.3	34.8	102.9
All Other	4.0	2.6	5.0	4.6	1.5	13.7	0.8
Corporate and eliminations	(13.1)	(4.9)	(62.4)	(33.7)	(9.4)	(110.4)	(19.0)
Operating income (loss)	$20.1	$18.6	$(23.6)	$12.4	$26.5	$33.9	$190.6

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)

Senior management uses operating income before the effect of “special items” to assess performance and allocate resources because senior management believes that this measure is useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of “special items” is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations.

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

	1Q08	1Q07	4Q07

Operating income before special items	$21.7	$27.5	$20.3
Special items in operating income	(1.6)	(1.0)	(1.7)
Operating income	$20.1	$26.5	$18.6

Income per share before impact of special items	$0.08	$0.09	$0.09
Per share impact of special items, after tax	(0.01)	(0.01)	(0.01)
Diluted earnings per common share	$0.07	$0.08	$0.08

	Three Months Ended March 31,
Reconciliation to Condensed Consolidated Statement of Cash Flows	2008	2007

Net cash provided by operating activities	$57.1	$3.8
Net cash used by investing activities	(158.4)	(3.5)
Increase in sale of accounts receivable	(86.6)	—
Other financing activities	(1.4)	0.2
Effect on exchange rate changes on cash	(0.1)	0.9
Increase (decrease) in borrowed debt less cash and cash equivalents	(189.4)	1.4

Plus acquisitions, net of cash acquired	150.0	—
Less proceeds from exercise of stock options	—	(0.3)
Free cash flow	$(39.4)	$1.1

Attachment 8

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Performance Products and Solutions Operating Income and Specialty Platform Operating Income

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

Senior management uses operating income as a key metric to assess the performance of our operating segments in comparison to the targets established in the long-term strategic plan developed by each of the operating segments. Senior management believes that this measure is useful in evaluating current profitability levels and that current levels may serve as a base for future performance and assess the progress of each operating segment in achieving its strategic initiatives.

(In millions)
Definition of Performance Products and Solutions operating income and Specialty Platform operating income	1Q08	1Q07	4Q07

Operating income (Consolidated PolyOne)	$20.1	$26.5	$18.6

Geon Performance Polymers operating income	7.1	20.4	3.0
Producer Services operating income (1)	1.2	1.6	1.3
Resin and Intermediates	5.9	4.3	8.4
Performance Products and Solutions operating income	14.2	26.3	12.7

PolyOne Distribution operating income	5.5	4.6	5.7

Corporate and eliminations	(13.1)	(9.4)	(4.9)

Specialty Platform operating income (2)	$13.5	$5.0	$5.1

(1)	Producer Services is an operating segment reported in All Other.

(2)	Consists of consolidated PolyOne operating income less Performance Products and Solutions operating income, PolyOne Distribution operating income and Corporate and eliminations.

Attachment 9

Reconciliation of Non-GAAP Financial Measures (Unaudited)
Gross margin, as adjusted and Performance Products and Solutions and Specialty Platform

Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP.

Senior management uses gross margins, as adjusted as a key metric to assess the performance of our operating segments in comparison to the targets established in the long-term strategic plan developed by each of the operating segments. Senior management believes that this measure is useful in evaluating current profitability levels and that current levels may serve as a base for future performance and assess the progress of each operating segment in achieving its strategic initiatives.

(Dollars in millions)
Sales to gross margin, as adjusted (Consolidated PolyOne)	1Q08	1Q07	4Q07

Sales	$713.7	$657.8	$631.3

Cost of sales	617.4	563.6	556.5
Depreciation and amortization expense related to cost of sales activities	12.2	10.7	11.1
Gross margin	84.1	83.5	63.7
Environmental remediation related costs	1.6	1.0	1.3
Other	2.8	1.1	1.8
Gross margin, as adjusted	$88.5	$85.6	$66.8

Gross margin, as adjusted as a percent of sales	12.4%	13.0%	10.6%

Definition of gross margin, as adjusted for Performance Products and Solutions, PolyOne Distribution and Specialty Platform	1Q08	1Q07	4Q07

Gross margin, as adjusted (Consolidated PolyOne)	$88.5	$85.6	$66.8

Geon Performance Polymers (GPP) operating income	7.1	20.4	3.0
Producer Services operating income	1.2	1.6	1.3
Resin and Intermediates operating income	5.9	4.3	8.4
Selling and administrative costs in GPP, Producer Services and Resin and Intermediates	14.1	15.6	13.6
Income from equity affiliates and minority interest in GPP and Resin and Intermediates	(7.2)	(5.8)	(10.6)
Performance Products and Solutions gross margin, as adjusted	21.1	36.1	15.7

PolyOne Distribution operating income	5.5	4.6	5.7
Selling and administrative costs in PolyOne Distribution	11.7	10.1	9.7
PolyOne Distribution gross margin, as adjusted	17.2	14.7	15.4

Corporate and eliminations	(13.1)	(9.4)	(4.9)
Selling and administrative costs in Corporate and eliminations	10.8	8.3	4.4
Gross margin, as adjusted within Corporate and eliminations	(2.3)	(1.1)	(0.5)

Specialty Platform gross margin, as adjusted (1)	$52.5	$35.9	$36.2

Specialty Platform gross margin, as adjusted as a percent of sales	18.2%	15.2%	15.8%

Definition of Performance Products and Solutions sales and Specialty Platform sales	1Q08	1Q07	4Q07

Sales (Consolidated PolyOne)	$713.7	$657.8	$631.3

Geon Performance Polymers sales	223.0	233.1	212.0
Producer Services sales	36.3	40.1	34.1
Performance Products and Solutions sales	259.3	273.2	246.1

PolyOne Distribution sales	201.1	184.4	184.0
Corporate and eliminations	(34.8)	(36.0)	(27.7)
Specialty Platform sales	$288.1	$236.2	$228.9

(1)
Consists of consolidated PolyOne gross margin, as adjusted less: Performance Products and Solutions gross margin, as adjusted; PolyOne Distribution gross margin, as adjusted; and gross margin, as adjusted, within Corporate and eliminations.